EXHIBIT 16.1

DKM Certified Public Accountants 2451 N. McMullen Booth Road, Suite 308 Clearwater Florida 33759-1362 855.334.0934 www.dkmcpas.com

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

May 21, 2013

Dear Sir/Madam:

We have read the statements included in the Form 8-K, Amendment 1, filed May 21, 2013, of Sector 5, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

/s/ DKM Certified Public Accountants
DKM Certified Public Accountants
Clearwater, Florida